Microsoft Word 11.0.6502;77Q(1)(e): Copies of any new or amended Registrant investment advisory contracts
------------------------------------------------------------------------------

1) Fee Reduction Commitment dated April 29, 2005 between Goldman Sachs Asset Management, L.P. and Goldman Sachs Trust relating to the CORE Tax-Management Equity Fund is incorporated by reference to Exhibit (d)(26) to Post-Effective Amendment No. 103 to the registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2005 (Accession No. 0000950123-05-007490).

2) Fee Reduction Commitment dated April 29, 2005 between Goldman Sachs Asset Management, L.P. and Goldman Sachs Trust relating to the Aggressive Growth Strategy, Balanced Strategy, Growth and Income Strategy and Growth Strategy Portfolios is incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 103 to the registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2005. (Accession No. 0000950123-05-007490).